                                                                    EXHIBIT 3.14

            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                        OMNI WASTE OF OSCEOLA COUNTY LLC

                        an Ohio Limited Liability Company

                                TABLE OF CONTENTS

                                                                                            PAGE
ARTICLE I    DEFINITIONS.................................................................    2
       Section 1.1     Certain Definitions...............................................    2
ARTICLE II   NAME, OFFICE AND FORMATION OF THE COMPANY...................................    3
       Section 2.1     Name..............................................................    3
       Section 2.2     Registered Office and Agent.......................................    3
       Section 2.3     Principal Place of Business.......................................    3
       Section 2.4     Purpose and Powers................................................    3
       Section 2.5     Term..............................................................    3
       Section 2.6     Articles of Organization..........................................    3
ARTICLE III  MEMBERS.....................................................................    4
       Section 3.1     Membership........................................................    4
       Section 3.2     Limitation on Liability of Members................................    4
       Section 3.3     No Right to Withdraw..............................................    4
ARTICLE IV   MANAGEMENT..................................................................    4
       Section 4.1     Board of Directors................................................    4
       Section 4.2     Officers..........................................................    4
       Section 4.3     Limitation of Liability of Managers...............................    4
ARTICLE V    INDEMNIFICATION.............................................................    5
       Section 5.1     Indemnification of Agents.........................................    5
       Section 5.2     Agents' Insurance.................................................    7
       Section 5.3     Amendment.........................................................    7
ARTICLE VI   ADMINISTRATIVE MATTERS......................................................    8
       Section 6.1     Books of Account..................................................    8
       Section 6.2     Reports...........................................................    8
       Section 6.3     Tax Matters Handled By the Sole Member............................    8
       Section 6.4     Fiscal Year.......................................................    8
ARTICLE VII  TRANSFER OF MEMBERSHIP INTEREST BY SOLE MEMBER..............................    8
       Section 7.1     Transfer of Membership Interest...................................    8
ARTICLE VIII DISSOLUTION.................................................................    8
       Section 8.1     Events of Dissolution.............................................    8
       Section 8.2     Winding Up........................................................    9

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                        PAGE
ARTICLE IX MISCELLANEOUS.............................................................     9
       Section 9.1   Amendment.......................................................     9
       Section 9.2   Waiver..........................................................     9
       Section 9.3   Notices.........................................................     9
       Section 9.4   Binding Agreement...............................................     9
       Section 9.5   Governing Law...................................................     9
       Section 9.6   Severability....................................................    10
       Section 9.7   Counterparts....................................................    10
       Section 9.8   Entire Agreement................................................    10
       Section 9.9   Headings........................................................    10

            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                        OMNI WASTE OF OSCEOLA COUNTY LLC

                        an Ohio limited liability company

      THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "AGREEMENT") is made effective as of the 6th day of May, 2003, by the Person listed in Schedule A hereto (the "SOLE MEMBER"), as amended from time to time, under the following circumstances:

      A. Omni Waste, LLC, an Ohio limited liability company ("OMNI"), caused a limited liability company to be organized pursuant to Chapter 1705 of the Ohio Revised Code under the name "Oak Hammock Disposal Company LLC" (the "COMPANY"). The Company was organized to continue the development of a proposed solid waste landfill in Osceola County, Florida (the "DEVELOPMENT SITE") that was begun by Omni. Omni conveyed to the Company all of Omni's right, title and interest in and to certain specified assets relating to, and the Company assumed from Omni certain specified liabilities and obligations of Omni with respect to, the Development Site.

      B. Omni distributed all of its membership interest in the Company to its members.

      C. Pursuant to that certain Amendment to Articles of Organization and Operating Agreement, dated as of March 31, 2001, the Company changed its name to Omni Waste of Osceola County LLC.

      D. Pursuant to the terms of that certain Purchase Agreement, dated as of January 15, 2003, as amended to date, Donald F. Moorehead, Jr. ("MR. MOOREHEAD") sold, assigned and transferred to the Sole Member, a Delaware corporation and wholly-owned subsidiary of Capital Environmental Resource Inc., an Ontario (Canada) corporation ("PARENT"), and the Sole Member purchased from Mr. Moorehead, Membership Interests in the Company representing 23.5 Points and a Sharing Ratio of 23.5%.

      E. Pursuant to the terms of that certain Purchase Agreement, dated as of January 15, 2003, as amended to date, all of the members of the Company other than Mr. Moorehead (the "OTHER MEMBERS") sold, assigned and transferred to the Sole Member, and the Sole Member purchased from the Other Members, Membership Interests in the Company representing 76.5 Points and a Sharing Ratio of 76.5%.

NOW, THEREFORE, the undersigned Sole Member of the Company hereby agrees, as follows:

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.1 Certain Definitions. As used in this Agreement:

      "Act" shall mean the Ohio Revised Code, Chapter 1705 and any successor statute, as amended from time to time.

      "Affiliate" of the Company shall mean any Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with the Company.

      "Articles of Organization" shall mean the Articles of Organization of the Company filed with the Secretary of State of Ohio on January 21, 1999.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Covered Person" shall mean and include any of the following Persons: (i) the Sole Member, (ii) any former, current or future Manager, and (iii) any former, current or future officer of the Company.

      "Event of Dissolution" shall have the meaning set forth in Section 8.1.

      "Losses" shall mean all liabilities, judgments, obligations, losses, damages, taxes and interest and penalties thereon (other than (i) income taxes due on income allocated to Membership Interests; and (ii) taxes based on fees, compensation or commissions received by a Covered Person in connection with the administration of the Company or the Company's property), claims, actions, suits or other proceedings (whether civil or criminal, pending or threatened, before any court or administrative or legislative body, and as the same are accrued, in which a Covered Person may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter), costs, expenses and disbursements (including, without limitation, legal and accounting fees and expenses) of any kind and nature whatsoever incurred in connection with the foregoing.

      "Manager" shall have the meaning set forth in Section 4.1.

      "Membership Interest" shall have the meaning set forth in Section 7.1.

      "Person" shall mean any natural person, company, government, political subdivision, agency, instrumentality of a government, corporation, association, partnership, limited liability company, firm, joint venture, trust or other entity recognized at law. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of an issuer, such syndicate or group shall be deemed a "Person" for purposes of this definition.

      "Regulations" shall mean the Treasury Regulations promulgated under the Code, as from time to time in effect.

      "Transfer" shall mean: (a) any sale, assignment or transfer of any Membership Interest, or any economic or voting rights associated with any Membership Interest; (b) any sale, assignment or transfer of an economic interest and/or a voting interest in an entity that, directly or indirectly, holds any Membership Interest; (c) any sale, assignment or transfer of any securities convertible into or exchangeable for any Membership Interest; (d) any other direct or indirect, voluntary or involuntary, sale, assignment or transfer of a Membership Interest or any interest therein.

                                   ARTICLE II
                    NAME, OFFICE AND FORMATION OF THE COMPANY

SECTION 2.1 Name. The name of the Company shall be OMNI WASTE OF OSCEOLA COUNTY LLC.

SECTION 2.2 Registered Office and Agent. The registered office and agent of the Company are as identified in the written appointment of agent filed in the office of the Secretary of State of Ohio. The Board of Directors from time to time may change the registered office and agent through appropriate filings with the Secretary of State of the State of Ohio. If the registered agent ceases to act as such for any reason or if the address of the registered agent changes, the Board of Directors promptly shall appoint a replacement registered agent or file a notice of change of address, as the case may be.

SECTION 2.3 Principal Place of Business. The Company's principal place of business, and the place where its books and records shall be kept, shall be [1580 ANORADO BLVD., KISSIMMEE, FLORIDA 34744] or such other place as may from time to time be determined by the Sole Member. The records of the Company will be available for inspection and copying by the Sole Member at such office to the extent required under the Act during regular business hours.

SECTION 2.4 Purpose and Powers. The purpose of the Company is to engage in any and all activities permissible under the Act. The Company shall have and exercise all of the powers available to a limited liability company under the provisions of the Act and which are necessary, convenient or advisable in order to conduct its business.

Section 2.5 Term. The term of the Company shall commence as of the date the Articles of Organization were duly filed with the office of the Secretary of State of the State of Ohio in accordance with the Act, and shall continue until the Company is dissolved in accordance with this Agreement and pursuant to the Act.

SECTION 2.6 Articles of Organization. The Sole Member acknowledges that the Articles of Organization were previously filed with the Secretary of State of Ohio, and agrees to, from time to time, take such actions (including publication or periodic filings of any certificate) as may be necessary for the formation or continuation of the Company as a limited liability company under the provisions of the Act and the terms of this Agreement.

                                   ARTICLE III
                                     MEMBERS

SECTION 3.1 Membership. There shall be one member of the Company (a "MEMBER"). The Sole Member is named on Schedule A to this Agreement and shall own 100% of the Membership Interests in the Company.

SECTION 3.2 Limitation on Liability of Members. Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Sole Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company. The Sole Member shall not be liable to the Company for acting in good faith reliance upon the provisions of this Agreement. The Sole Member shall have no responsibility to or in respect of the liabilities or obligations of the Company or return distributions made by the Company except as required by this Agreement, the Act or other applicable law.

SECTION 3.3 No Right to Withdraw. The Sole Member shall have no right to receive any distribution except as provided in Article VIII upon the dissolution and liquidation of the Company. The Sole Member shall have no right to have the fair value of its interest in the Company appraised and paid out upon its resignation or withdrawal or any other circumstances.

                                   ARTICLE IV
                                   MANAGEMENT

SECTION 4.1 Board of Directors. Except as hereafter determined by the Sole Member, the overall management and control of the business and affairs of the Company shall be vested in the Board of Directors which shall be comprised of the Managers of the Company. Except as hereafter determined by the Sole Member, David Sutherland-Yoest and Thomas E. Durkin III shall act as the managers of the Company (each, a "MANAGER").

SECTION 4.2 Officers. The Company shall have such officers as may be appointed, from time to time, by the Board of Directors. Except as hereafter determined by the Board of Directors, each of the individuals designated below shall serve in the office set forth opposite his or her name, each to serve until a successor is duly chosen and qualified:

               Timothy Salopek                   President
               Thomas E. Durkin III              Secretary
               David Feals                       Treasurer
               George Boothe                     Assistant Treasurer

SECTION 4.3 Limitation of Liability of Managers. The Managers shall not be obligated personally for any debt, obligation or liability of the Company or of the Sole Member, whether arising in contract, tort or otherwise, solely by reason of being or acting as a Manager of the

Company. No Manager shall be personally liable to the Company or to the Sole Member for breach of any fiduciary or other duty that does not involve: (i) a breach of his duty of loyalty to the Company; (ii) a failure to act in good faith and in the reasonable belief that his action was in the best interests of the Company or an act involving fraud, intentional misconduct or a knowing violation of law; or (iii) a transaction from which the Manager derived an improper personal benefit.

                                    ARTICLE V
                                 INDEMNIFICATION

SECTION 5.1 Indemnification of Agents.

      (a) Subject to the provisions of this Article V and the Act, the Company shall defend and indemnify each Covered Person from and against any and all Losses asserted against, imposed on or incurred by such Covered Person at any time as a result of such Covered Person's capacity or former capacity as a Member, Manager or officer of the Company or service at the request of the Company as a member, manager, partner, director, officer or employee of another Person (all such Persons being referred to in this Article V as an "AGENT"), including, without limitation, in connection with the actions or inactions of such Person hereunder, to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit; provided, however, that no such indemnification shall be provided for any Agent regarding any matter as to which it shall be finally determined that such Agent: (i) breached his duty of loyalty to the Company; (ii) did not act in good faith and in the reasonable belief that his action was in the best interests of the Company or was involved in fraud, intentional misconduct or a knowing violation of law; or (iii) derived any improper personal benefit.

      (b) Promptly after receipt by an Agent of notice of any Losses to which the indemnification obligations set forth in Section 5.1(a) would apply, the Agent shall give notice thereof in writing to the Company, but the omission to so notify the Company promptly will not relieve the Company from any liability except to the extent that the Company shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state in reasonable detail the information then available regarding the amount and nature of such Losses.

      (c) If within twenty (20) days after receiving such notice the Company gives written notice to the Agent stating that it intends to defend against such Losses at its own cost and expense, then counsel for the defense shall be selected by the Company (subject to the consent of the Agent, which consent shall not be unreasonably withheld), and the Agent shall not be required to make any payment with respect to such Losses as long as the Company is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the Company shall relate solely to the Losses that are subject or potentially subject to indemnification. The Company shall have the right, with the consent of the Agent, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled, so long as its obligation to indemnify the Agent therefor will be fully satisfied. The Company shall keep the Agent apprised of the status of the Losses, shall furnish the Agent with all documents and information that the Agent shall reasonably request and shall consult with the Agent prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated to the contrary, the Agent shall at all times have the right to participate fully in such defense at his own expense, directly or through counsel; provided, however, if the named parties to any action or proceeding include both the Company and the Agent and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the Agent shall be paid by the Company. If no such notice of intent to dispute and defend is given by the Company, or if such diligent good faith defense is not being or ceases to be conducted, the Agent shall, at the expense of the Company, undertake the defense of (with counsel selected by the Agent), and shall have the right to compromise or settle (exercising reasonable business judgment), such Losses with the consent of the Company, which consent shall not be unreasonably withheld. If such Losses are such that by their nature they cannot be defended solely by the Company, then the Agent shall make available all information and assistance that the Company may reasonably request and shall cooperate with the Company in such defense.

      (d) The Company shall be obliged to pay indemnification applied for by any Agent within forty-five (45) days after the application, unless there is an adverse determination in accordance with Section 5.1(a).

      (e) Notwithstanding any contrary provisions of this Article V, if any Agent has been wholly successful on the merits in the defense of any action, suit or proceeding in which he was involved by reason of his position with the Company or as a result of serving in such capacity (including termination of investigative or other proceedings without a finding of fault on the part of such Agent), such Agent shall be indemnified by the Company against all Losses incurred by such Agent in connection therewith.

      (f) Except as limited by law, Losses incurred by an Agent in defending any action, suit or proceeding, including a proceeding by or in the right of the Company, shall be paid by the Company to such Agent in advance of final disposition of the proceeding upon receipt of his written undertaking to repay such amount if such Agent is ultimately determined to be ineligible for indemnification pursuant to this Article V, which undertaking shall be an unlimited general obligation but need not be secured and may be accepted without regard to the financial ability of such Agent to make repayment; provided, however, that no such advance payment of Losses shall be made to an Agent (i) who commences any action, suit or proceeding as a plaintiff unless such advance is specifically approved by the Sole Member, or (ii) who is a party to an action, suit or proceeding brought by the Company and approved by the Sole Member which alleges willful misappropriation of Company assets by such Agent, disclosure of confidential information in violation of such Agent's fiduciary or contractual obligations to the Company, or any other willful and deliberate breach in bad faith of such Agent's duty to the Company, any of its Affiliates or the Sole Member.

      (g) The Company's obligation to provide indemnification under this Article V shall be offset to the extent the indemnified party is indemnified by any other source including, but not limited to, any applicable insurance coverage under a policy maintained by the Company, the indemnified party or any other Person.

      (h) The provisions of this Article V shall be deemed to be a contract between the Company and each Agent of the Company who serves in such capacity at any time while this Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

      (i) The indemnification and advancement of expenses provided for in this
Article V shall (i) not be deemed exclusive of any other rights to which those indemnified Persons may be entitled by law or under any agreement or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office; (ii) continue as to a Person who served as an Agent while this Article V was in effect and thereafter ceases to be an Agent; (iii) inure to the benefit of the heirs, executors and administrators of such a Person; and (iv) survive termination of this Agreement.

      (j) The Company shall be authorized, with the prior approval of the Board of Directors, to enter into indemnity agreements from time to time with any Person entitled to be indemnified by the Company hereunder, upon such terms and conditions as the Board of Directors deem appropriate in their business judgment.

      (k) If the Company sponsors or undertakes any responsibility as a fiduciary with respect to an employee benefit plan, then for purposes of this
Article V (i) "Agent" shall be deemed to include the officer or employee of the Company who serves at its request in any capacity with respect to said plan,
(ii) the officer or employee shall not be deemed to have failed to act in good faith or in the reasonable belief that his action was in the best interests of the Company if such officer or employee acted in good faith and in the reasonable belief that his action was in the best interests of the participants or beneficiaries of such plan, and (iii) "Losses" shall be deemed to include any taxes or penalties imposed upon such Agent with respect to said plan under applicable law.

SECTION 5.2 Agents' Insurance. The Company shall have the power, but not the obligation, to purchase and maintain insurance on behalf of any Person who is or was an Agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as an Agent, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 5.1 or under applicable law.

SECTION 5.3 Amendment. The provisions of this Article V may be amended or repealed in accordance with Section 9.1; provided, however, no amendment or repeal of such provisions that adversely affects the rights of the Agents under this Article with respect to acts or omissions at any time prior to such amendment or repeal shall apply to any Agent without his prior consent.

                                   ARTICLE VI
                             ADMINISTRATIVE MATTERS

SECTION 6.1 Books of Account. At all times, the Company shall maintain or cause to be maintained true and proper books, records, reports and accounts in accordance with U.S. generally accepted accounting principles, consistently applied, in which shall be entered fully and accurately reflect all transactions of the Company. The Company shall keep vouchers, statements, receipted bills and invoices and all other records in connection with the Company's business.

SECTION 6.2 Reports. The Company shall provide the Sole Member with such reports as may be reasonably requested and required to keep it advised of the Company's current and projected operations and financial condition.

SECTION 6.3 Tax Matters Handled By the Sole Member. The Sole Member shall have exclusive authority to negotiate with, to conclude agreements with, or to refuse to agree with federal, state, local and foreign taxing authorities as to the taxable income of the Company for any taxable period. The Sole Member may also make such elections, including, without limitation, an election under Section 754 of the Code, as the Sole Member may determine.

SECTION 6.4 Fiscal Year. The fiscal year of the Company shall end on the last day of [DECEMBER 31] in each year.

                                  ARTICLE VII
                 TRANSFER OF MEMBERSHIP INTEREST BY SOLE MEMBER

 SECTION 7.1 Transfer of Membership Interest. The Sole Member may Transfer any part or all of its rights and interest in the Company ("MEMBERSHIP INTERESTS") now owned or hereafter acquired to any Person, and the transferee of such Membership Interest shall become a Member of the Company.

                                  ARTICLE VIII
                                  DISSOLUTION

SECTION 8.1 Events of Dissolution. Notwithstanding any provision of the Act to the contrary, the Company shall only be dissolved within sixty (60) days after the occurrence of any of the following events, unless within said sixty (60) day period the Sole Member agrees in writing to continue the Company (each an "EVENT OF DISSOLUTION"):

      (a)   when the Company is declared bankrupt;

      (b) the sale or other disposition of all or substantially all of the assets of the Company; or

      (c)   the entry of a decree of judicial dissolution of the Company.

SECTION 8.2 Winding Up. Upon the happening of an Event of Dissolution, the Company shall not conduct business or engage in any activity not necessary or appropriate to winding-up its business and liquidating its assets, and shall proceed promptly to wind up its affairs in an orderly manner, to liquidate its assets, to satisfy the claims of its creditors and the Sole Member, and to distribute its remaining assets to the Sole Member. The Sole Member shall be responsible for supervising the winding-up and liquidation of the Company and shall dispose of the assets of the Company as promptly as is consistent with obtaining its fair market value. The proceeds of the disposition of the assets of the Company shall be applied in the following order of priority:

      (a) First, to the payment, in order of priority, of all Company debts to creditors, including, to the extent the Sole Member is a creditor, the Sole Member; and

      (b)   Any balance to the Sole Member.

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.1 Amendment. This Agreement may be amended by the Sole Member.

SECTION 9.2 Waiver. Any waiver of any of the terms hereof shall be effective only for the instance for which it is given and shall not constitute a waiver of a subsequent occurrence or of any other provision hereof.

SECTION 9.3 Notices. Except as otherwise set forth herein, all notices, requests, demands and other communications made with respect to this Agreement or any other agreements executed in connection herewith shall be in writing, and personally delivered, sent by registered or certified mail (postage prepaid), by telecopier or by prepaid carrier service, and shall be deemed to be effective on the day that such writing is delivered or, if given by registered or certified mail, five (5) days after being deposited in the mails, in accordance with this
Section 9.3. All such notices shall be addressed as follows:

if to the Company:    Omni Waste of Osceola County LLC
                      c/o Capital Environmental Resources Inc.
                      1005 Skyview Drive, Suite 221
                      Burlington ON, Canada L7P 5B1
                      Attn: General Counsel
                      Facsimile: (905) 319-9050

if to the Sole Member, at the address of such member set forth in Schedule A hereto or to such other address as may be specified in a notice given to the other parties hereto in accordance with this Section 9.3.

SECTION 9.4 Binding Agreement. This Agreement shall be binding upon the executors, administrators, estates, heirs and legal successors of the parties hereto.

SECTION 9.5 Governing Law. This Agreement and all questions arising hereunder shall be resolved in accordance with the laws of The State of Ohio, except for any choice of law provisions of Ohio law that would result in the application of the substantive laws of another jurisdiction.

SECTION 9.6 Severability. If one or more provisions of this Agreement is held or found to be invalid, illegal or unenforceable in any respect, the provision(s) shall be given effect to the extent permitted by law, and the invalidity, illegality or unenforceability thereof shall not affect the validity or enforceability of the remaining provisions of this Agreement.

SECTION 9.7 Counterparts. This Agreement may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on all the parties hereto, notwithstanding that all the parties hereto are not signatory to the original or the same counterpart.

SECTION 9.8 Entire Agreement. This Agreement is intended by the Sole Member to constitute an amended and restated "limited liability company agreement" of the Company within the meaning of the Act. This Agreement contains the entire understanding of the Sole Member with respect to the subject matter hereof.

SECTION 9.9 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                    COMPANY:

                                    OMNI WASTE OF OSCEOLA COUNTY LLC

                                    By  /s/
                                       -----------------------------------------
                                    Name:
                                    Title: Manager

                                    SOLE MEMBER:

                                    WASTE SERVICES, INC.

                                    By  /s/
                                       -----------------------------------------
                                    Name:
                                    Title: Manager

                                   SCHEDULE A

SOLE MEMBER                                          ADDRESS

Waste Services, Inc.                    c/o Capital Environmental Resources Inc.
                                        1005 Skyview Drive, Suite 221
                                        Burlington ON, Canada L7P 5B1
                                        Attn: General Counsel
                                        Facsimile: (905) 319-9050